UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2020

LGL SYSTEMS ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39125	83-4599446
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

165 W. Liberty St., Suite 220

Reno, NV 89501

(Address of Principal Executive Offices)(Zip Code)

(775) 393-9113

Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	DFNS.U	The New York Stock Exchange
Class A Common Stock, $0.0001 par value per share	DFNS	The New York Stock Exchange
Redeemable warrants, exercisable for shares of Class A common stock	DFNS WS	The New York Stock Exchange

Item 8.01. Other Events

Separate Trading of Units, Class A Common Stock and Warrants

On March 24, 2020, LGL Systems Acquisition Corp. (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that the holders of units (the “Units”) may now elect to separately trade the shares of Class A Common Stock and Warrants comprising the Units. Those Units not separated will continue to trade on the New York Stock Exchange (the “NYSE”) under the symbol “DFNS.U,” and the Class A Common Stock and Warrants that are separated will trade on the NYSE under the symbols “DFNS” and “DFNS WS,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Holders of the Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into Class A Common Stock and Warrants. Attached as Exhibit 99.2 is a Broker DWAC request template that can be used by the broker to request the separation of the Units into Class A Common Stock and Warrants.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated March 24, 2020

99.2	Broker DWAC request template

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LGL SYSTEMS ACQUISITION CORP

By:	/s/ Marc Gabelli
Name:	Marc Gabelli
Title:	Chief Executive Officer

Dated: March 24, 2020

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